UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2011

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	0-5556 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2011, Consolidated-Tomoka Land Co. (the “Company”) announced the appointment of John P. Albright as President and Chief Executive Officer of the Company, effective August 1, 2011.  Mr. Albright is replacing William H. McMunn, who will no longer serve as President and Chief Executive Officer of the Company as of that same date.  The press release issued by the Company announcing the appointment of Mr. Albright is filed with this Current Report on Form 8-K as Exhibit 99.1.

In connection with Mr. Albright's appointment as President and Chief Executive Officer, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Albright.  The material elements of the Employment Agreement are as follows:

•	Base Salary: Mr. Albright’s base salary is set at an annual rate of $330,000.

•
Performance Bonus: For each fiscal year during his employment, Mr. Albright will be eligible to earn an annual bonus. The bonus will vary between zero and 60% of Mr. Albright’s base salary, and will be determined by the Board, based on the attainment of corporate and/or individual performance goals as mutually agreed upon by Mr. Albright and the Board. Because Mr. Albright is joining the Company mid-fiscal year, his bonus will be pro-rated for the fiscal year ending December 31, 2011, based on the number of months worked during this year.

•
Signing Bonus/Relocation Expenses: In connection with the execution of the Employment Agreement, the Company will be paying Mr. Albright a one-time signing bonus in the amount of $100,000.  The Company will also pay for Mr. Albright's reasonable and verifiable out-of-pocket expenses incurred in connection with his relocation to the Central Florida area, not to exceed $35,000.  The signing bonus and relocation expenses are subject to partial reimbursement if Mr. Albright’s employment is terminated prior to August 1, 2012, except for termination by the Company without cause.

•
Corporate Opportunity/Competition: During Mr. Albright’s employment with the Company, he will submit to the Board all business, commercial and investment opportunities or offers presented to him or of which he becomes aware which relate to the scope of the current business engaged in by the Company, and will not accept or pursue, directly or indirectly, any corporate opportunities on his own behalf. In addition, Mr. Albright will not, directly or indirectly (a) during the one year period following the voluntary termination of his employment or the termination of his employment by the Company for cause, compete with the Company within the scope of the Company’s business of real estate in the Volusia County, Florida, area, or by rendering services to any entity engaged in a joint venture or similar project with the Company, if any, and (b) during the six month period following the voluntary termination of his employment or the termination of his employment by the Company for cause, compete with the Company within the scope of any other then-current business of the Company, if any.

•
Board Membership: Upon the occurrence of any vacancy on the Board prior to the Company’s 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”), the Board will appoint Mr. Albright as a director of the Company, and in any event the Board will include Mr. Albright as part of management’s slate of nominees for the Board for the 2012 Annual Meeting.

•
Severance Benefits: If Mr. Albright’s employment is terminated by the Company without cause, the Company will pay Mr. Albright an amount equal to 200% of his then-current base salary in one lump sum payment, on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.  If, after a change in control of the Company (as defined in the Employment Agreement), Mr. Albright’s employment is terminated by the Company other than for cause (as defined in the Employment Agreement) or Mr. Albright voluntarily terminates employment for good reason (as defined in the Employment Agreement), he will receive separation pay in an amount equal to 200% of then-current base salary in one lump sum payment on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

In connection with Mr. Albright’s appointment as President and Chief Executive Officer of the Company, the Board has authorized grants of the following equity awards, effective August 1, 2011:

•
Non-Qualified Stock Option Award: Pursuant to the Consolidated-Tomoka Land Co. Nonqualified Stock Option Award Agreement between the Company and Mr. Albright (the “Stock Option Award Agreement”), Mr. Albright will be granted an option to purchase 50,000 shares of Company common stock under the Company’s 2010 Equity Incentive Plan (the “2010 Plan”), with an exercise price per share equal to the fair market value on the grant date.  One-third of the option will vest on each of the first, second and third anniversaries of the grant date, provided Mr. Albright is an employee of the Company on those dates. In addition, any unvested portion of the option will vest upon a change in control. The option expires on the earliest of (a) the tenth anniversary of the grant date, (b) twelve months after Mr. Albright’s death or termination for disability, or (c) thirty days after the termination of Mr. Albright’s employment for any reason other than death or disability.

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Restricted Share Award: An “inducement” grant of 96,000 shares of restricted Company common stock outside of the 2010 Plan will be awarded to Mr. Albright pursuant to the Consolidated-Tomoka Land Co. Restricted Share Award Agreement between the Company and Mr. Albright (the “Restricted Share Award Agreement”), in accordance with and subject to the exception set forth in Section 711(a) of the NYSE Amex Company Guide. The restricted shares will vest in six increments of 16,000 shares each, upon the price per share of Company common stock during the term of Mr. Albright’s employment (or within 60 days after termination of his employment by the Company without cause) meeting or exceeding target trailing 60-day average closing prices ranging from $36 per share for the first increment to $65 per share for the final increment. If any increment of the restricted shares fails to satisfy the applicable stock price condition prior to six years from the grant date, that increment of the restricted shares will be forfeited.  The Company will file a registration statement on Form S-8 to register the restricted stock for resale following the grant date, and if such registration statement is not effective on the date of vesting of any of the restricted shares, in lieu of the delivery of the restricted shares Mr. Albright may elect to settle all or a portion of such vested restricted shares by a cash payment equal to the fair market value as of the vesting date of the restricted shares.

The foregoing descriptions of the Employment Agreement, the Stock Option Award Agreement and the Restricted Share Award Agreement are qualified in their entirety by the text of the Employment Agreement, the Stock Option Award Agreement and the Restricted Share Award Agreement, copies of which are attached to this Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement by and between Consolidated-Tomoka Land Co. and John P. Albright, made and entered into as of June 28, 2011.

10.2	Form of Consolidated-Tomoka Land Co. Restricted Share Award Agreement by and between Consolidated-Tomoka Land Co. and John P. Albright.

10.3	Form of Consolidated-Tomoka Land Co. Nonqualified Stock Option Award Agreement between Consolidated-Tomoka Land Co. and John P. Albright.

99.1	Press Release dated June 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2011
Consolidated-Tomoka Land Co. By: /s/Bruce W. Teeters Bruce W. Teeters, Senior Vice President - Finance and Treasurer